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                                                         EXHIBIT 21

SUBSIDIARIES

The companies listed below are the significant subsidiaries of the Company.

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                                                  ORGANIZED UNDER
NAME OF COMPANY                                       LAWS OF
---------------                                   ---------------
DOMESTIC
Interocean Advertising Corporation of Illinois      Illinois
Zenith Distributing Corporation of Illinois         Illinois
Zenith Electronics Corporation of Arizona           Arizona
Zenith Electronics Corporation of Pennsylvania      Pennsylvania
Zenith Electronics Corporation of Texas             Texas
Zenith/Inteq, Inc.                                  Delaware
Zenith Video Tech Corporation                       Delaware
Zenith Video Tech Corporation -- Florida            Delaware

INTERNATIONAL
Zenith Radio Canada, Ltd.                           Canada
Zenith Taiwan Corporation                           Taiwan
Zenith Electronics (Ireland), Ltd.                  Ireland
Zenith Electronics (Europe), Ltd.                   United Kingdom
Cableproducts de Chihuahua, S.A. de C.V.            Mexico
Zenith Partes De Matamoras, S.A. de C.V.            Mexico
Productos Magneticos de Chihuahua, S.A. de C.V.     Mexico
Partes de Television de Reynosa, S.A. de C.V.       Mexico
Telson, S.A. de D.V.                                Mexico
Zenco de Chihuahua, S.A. de C.V.                    Mexico
Radio Componentes de Mexico, S.A. de C.V.           Mexico
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